Greenberg Traurig, LLP
1750 Tysons Blvd., Suite 1000
McLean, VA 22102

February 10, 2022

AgroFresh Solutions, Inc.
510-530 Walnut Street, Suite 1350
Philadelphia, PA 19106

Re: AgroFresh Solutions, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to AgroFresh Solutions, Inc., a Delaware corporation (the “Company”), in connection with the filing on February 10, 2022, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by the Company from time to time of up to $200,000,000, in aggregate offering price of: (i) shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, (ii) one or more series of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of the Company, (iii) one or more series of debt securities, of the Company, which may be either senior, senior subordinated or subordinated debt securities (the “Debt Securities”), (iv) warrants to purchase Common Stock and/or Preferred Stock (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (each, a “Warrant Agreement”); (v) rights to purchase Common Stock or Preferred Stock (the “Rights”), which may be issued pursuant to a rights agreement and certificates issued thereunder, to be dated on or about the date of the first issuance of the applicable Rights thereunder, by and between the Company and a rights agent to be selected by the Company (each, a “Rights Agreement”); and (vi) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Rights and Warrants, in any combination (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and a unit agent to be selected by the Company (each, a “Unit Agreement”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Rights, and the Units are hereinafter referred to, collectively, as the securities (the “Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S- K under the Securities Act.

In connection with the preparation of the Registration Statement and this opinion letter, we have examined, considered and relied upon the following documents (collectively, the “Documents”):

(i)    the Company’s certificate of incorporation as filed with the Secretary of State of the State of Delaware (the “Secretary of State”), as amended;
(ii)    the Company’s amended and restated by-laws;
(iii)    certain resolutions adopted by the board of directors of the Company (the “Board”) with respect to the Registration Statement;

(iv)    the Registration Statement, including the prospectus contained therein, and exhibits thereto;
(v)    the form of Indenture included as an exhibit to the Registration Statement (as such indenture may be supplemented from time to time (the “Indenture”)); and

(vi)    such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.

For purposes of this opinion, we have not reviewed any documents other than the Documents. We have assumed that there exists no provision in any document relating to the matters covered by this opinion that we have not reviewed that is inconsistent with the Documents or the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the Documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. In rendering the opinions set forth below, we have assumed without investigation (i) the genuineness of all signatures on the Documents; (ii) the legal capacity under all applicable laws and regulations of all natural persons signing each of the Documents as or on behalf of the parties thereto; (iii) the authenticity of all Documents submitted to us as originals; (iv) the conformity to authentic original documents of all Documents submitted to us as copies; and (v) that the Documents, in the forms submitted to us for our review, have not been and will not be, altered or amended in any respect material to our opinion as set forth herein.

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange or exercise of any security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; we are of the opinion that:

1.With respect to shares of Common Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters and (B) the shares of Common Stock have been issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or authorized officers of the Company upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid, and nonassessable.

2.With respect to shares of any series of Preferred Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a certificate of designation with respect to the series with the Secretary of State as required under the General Corporation Law of the State of Delaware (the “DGCL”) and (B) the shares of the series of Preferred Stock have been issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other security in accordance with the terms of the security or the instrument governing the security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

3.With respect to Debt Securities to be issued under the Indenture, when (A) the trustee under the Indenture has duly executed and delivered the Indenture, (B) the Indenture has been duly authorized and validly executed and delivered by the Company to the trustee thereunder, (C) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (D) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof, and related matters and (E) such Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Indenture, and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.With respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the issuance and the terms of the offering of the Warrants and related matters, (B) the Warrants have been issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or authorized officers of the Company upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, (C) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered by the Company, (D) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (E) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, the Warrants will constitute binding obligations of the Company.

5.With respect to the Rights, when (A) the Board has taken all necessary corporate action to approve the issuance and the terms of the offering of the Rights and related matters, (B) the Rights Agreement and any certificates relating to the Rights have been duly authorized, executed, and delivered by the Company, (C) the terms of the Rights and of their issuance and sale have been duly established in conformity with the Rights Agreement and any rights certificates and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (D) the Rights have been duly executed and countersigned in accordance with the Rights Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, the Rights will constitute binding obligations of the Company.

6.With respect to the Units, when (A) the Board has taken all necessary corporate action to approve the issuance and the terms of the offering of the Units and related matters, the (B) the Units have been issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or authorized officers of the Company upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, (C) the Unit Agreement relating to the Units has been duly authorized, executed, and delivered by the Company, (D) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (E) the Units have been duly executed and countersigned in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein the Units will constitute binding obligations of the Company.

The opinions expressed above are limited to the laws of the State of New York and the DGCL and we have not considered and express no opinion on the effect of any laws or the laws of any other state or jurisdiction, including state and federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Yours very truly,
/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP